UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 4, 2005 Stratex Networks, Inc. (“the Company”) entered into an amendment to the Credit Facility Agreement with Silicon Valley Bank (“Credit Facility Agreement”), on file with the SEC. The amendment to the Credit Facility Agreement extends the $35 million credit facility until April, 2007. A copy of the press release is attached as Exhibit 99.1

Item 2.02.	Results of Operation and Financial Condition.

On May 5, 2005, the Company issued a press release delaying the earning release scheduled for May 5, 2005 until May 9, 2005. The Company announced a $3.7 million increase in reserves for certain long term installation contracts for its legacy products. Additionally, the Company announced orders for the fourth fiscal quarter of $62 million of which $30 million were attributable to the Eclipse wireless transmission system. A copy of the press release is attached as Exhibit 99.2.

On May 9, 2005, the Company issued an earnings release announcing its financial results for the fourth fiscal quarter and fiscal year 2005, ended March 31, 2005. A copy of the earnings release is attached as Exhibit 99.3

The information in this Form 8-K and the attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 9, 2005 regarding extension of Silicon Valley Bank Credit Facility Agreement.

99.2	Press release dated May 5, 2005 announcing the delay of the Company’s earnings release.

99.3	Company’s earning press release dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.
Date: May 9, 2005

	By:	/s/ CARL THOMSEN
Carl Thomsen
Chief Financial Officer